                                                                    Exhibit 99.8


FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31      December 31       March 31
(Dollars in millions)                                                                      1998            1997            1997
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks.............................................................   $      7,907    $      7,223     $     6,800
Interest-bearing due from banks.....................................................          5,163           6,904           7,169
Federal funds sold and securities under resale agreements...........................          7,735           8,501           6,635
Trading assets......................................................................          3,841           4,198           5,192
Derivative product assets...........................................................          4,233           4,547           5,363
Investment securities...............................................................         11,594           9,330           7,500
Loans (net of unearned income--$929, $961 and $814, respectively)...................         69,590          68,724          66,536
     Less allowance for credit losses...............................................         (1,408)         (1,408)         (1,408)
                                                                                       ------------    ------------     ------------
     Loans, net.....................................................................         68,182          67,316          65,128
Premises and equipment..............................................................          1,468           1,439           1,416
Customers' acceptance liability.....................................................            560             708             576
Other assets........................................................................          4,121           3,930           3,354
                                                                                       ------------    ------------     ------------
     Total assets...................................................................   $    114,804    $    114,096     $   109,133
                                                                                       ============    ============     ============
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits
     Demand.........................................................................   $     16,440    $     16,069     $    15,016
     Savings........................................................................         21,681          21,437          21,381
     Time...........................................................................         15,350          15,178          15,078
     Foreign offices................................................................         14,699          15,805          13,452
                                                                                       ------------    ------------     ------------
       Total deposits...............................................................         68,170          68,489          64,927
Federal funds purchased and securities under repurchase agreements..................         10,176           9,271           9,656
Other short-term borrowings.........................................................         10,458           9,710           8,517
Long-term debt......................................................................          9,298           9,092           7,518
Guaranteed preferred beneficial interest in the Corporation's junior subordinated
    debt............................................................................            996             996             996
Acceptances outstanding.............................................................            560             708             576
Derivative product liabilities......................................................          4,129           4,616           5,134
Other liabilities...................................................................          3,011           3,254           3,024
                                                                                       ------------    ------------     ------------
       Total liabilities ...........................................................        106,798         106,136         100,348
------------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock.....................................................................            190             190             290
Common stock--$1 par value..........................................................            320             320             320
                                     March 31,1998   Dec. 31, 1997   March 31, 1997
                                     -------------   -------------   --------------
   Number of shares authorized.......  750,000,000     750,000,000      750,000,000
   Number of shares issued...........  319,508,976     319,509,114      319,509,175
   Number of shares outstanding......  287,187,823     289,137,449      312,362,710
Surplus.............................................................................          1,960           1,966           1,988
Retained earnings...................................................................          7,699           7,446           6,682
Accumulated other adjustments to stockholders' equity...............................             48              55              (4)
Deferred compensation...............................................................           (109)            (79)            (88)
Treasury stock at cost--32,321,153; 30,371,665; and 7,146,465 shares, respectively..         (2,102)         (1,938)           (403)
                                                                                       ------------    ------------     ------------
     Stockholders' equity...........................................................          8,006           7,960           8,785
                                                                                       ------------    ------------     ------------
     Total liabilities and stockholders' equity.....................................   $    114,804    $    114,096     $   109,133
                                                                                       ============    ============     ============
------------------------------------------------------------------------------------------------------------------------------------

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT

--------------------------------------------------------------------------------------------------------------------
                                                                                        Three Months Ended
                                                                              March 31     March 31     December 31
(In millions, except per-share data)                                            1998         1997           1997
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans, including fees.....................................................     $1,460       $1,401         $1,473
Bank balances.............................................................        101           96            121
Federal funds sold and securities under resale agreements.................         89           65             83
Trading assets............................................................         71           69             74
Investment securities--taxable............................................        120           78            105
Investment securities--tax-exempt.........................................         23           25             16
                                                                               ------       ------         ------
   Total..................................................................      1,864        1,734          1,872
--------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Deposits..................................................................        558          499            575
Federal funds purchased and securities under repurchase agreements........        142          114            126
Other short-term borrowings...............................................        131          102            132
Long-term debt............................................................        172          143            167
                                                                               ------       ------         ------
   Total..................................................................      1,003          858          1,000
--------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME.......................................................        861          876            872
Provision for credit losses...............................................        179          187            167
                                                                               ------       ------         ------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES.....................        682          689            705
--------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Combined trading profits (losses).........................................         46           28            (15)
Equity securities gains...................................................         58           54             54
Investment securities gains...............................................         10           25              6
                                                                               ------       ------         ------
   Market-driven revenue.................................................        114          107             45
                                                                               ------       ------         ------

Credit card fee revenue...................................................        234          234            230
Fiduciary and investment management fees..................................        106          105            101
Service charges and commissions...........................................        251          213            261
                                                                               ------       ------         ------
   Fee-based revenue......................................................        591          552            592
                                                                               ------       ------         ------
Other income..............................................................         34           20             90
                                                                               ------       ------         ------
   Total..................................................................        739          679            727
--------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits............................................        440          425            457
Net premises, and equipment expense.......................................        115          120            111
Other.....................................................................        293          255            304
                                                                               ------       ------         ------
   Total..................................................................        848          800            872
--------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES................................................        573          568            560
Applicable income taxes...................................................        190          188            178
                                                                               ------       ------         ------
NET INCOME................................................................     $  383       $  380         $  382
                                                                               ======       ======         ======
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS' EQUITY....................     $  381       $  373         $  378
                                                                               ======       ======         ======
--------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE
   Basic..................................................................      $1.32        $1.19          $1.30
   Diluted................................................................      $1.30        $1.17          $1.28
--------------------------------------------------------------------------------------------------------------------

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

-------------------------------------------------------------------------------------------------------------------------

Three Months Ended March 31
(In millions)                                                                                      1998           1997
-------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK
   Balance, beginning of period.........................................................         $   190         $  444
   Conversion of preferred stock........................................................               -           (154)
                                                                                                 -------         ------
   Balance, end of period...............................................................             190            290
                                                                                                 -------         ------

COMMON STOCK
   Balance, beginning of period.........................................................             320            320
   Issuance of stock....................................................................               -              -
                                                                                                 -------         ------
   Balance, end of period...............................................................             320            320
                                                                                                 -------         ------

CAPITAL SURPLUS
   Balance, beginning of period.........................................................           1,966          2,149
   Issuance of treasury stock...........................................................             (23)           (38)
   Conversion of preferred stock........................................................               -           (138)
   Other................................................................................              17             15
                                                                                                 -------         ------
   Balance, end of period...............................................................           1,960          1,988
                                                                                                 -------         ------

RETAINED EARNINGS
   Balance, beginning of period.........................................................           7,446          6,433
   Net income...........................................................................             383            380
   Cash dividends declared on common stock..............................................            (128)          (124)
   Cash dividends declared on preferred stock...........................................              (2)            (7)
                                                                                                 -------         ------
   Balance, end of period...............................................................           7,699          6,682
                                                                                                 -------         ------

ACCUMULATED OTHER ADJUSTMENTS TO STOCKHOLDERS' EQUITY
      Fair Value Adjustment on Investment Securities Available-for-Sale
   Balance, beginning of period.........................................................              49             38
   Change in fair value (net of taxes) and other........................................              (9)           (48)
                                                                                                 -------         ------
   Balance, end of period...............................................................              40            (10)
                                                                                                 -------         ------

      Accumulated Translation Adjustment
   Balance, beginning of period.........................................................               6              7
   Translation gain (loss), net of taxes................................................               2             (1)
                                                                                                 -------         ------
   Balance, end of period...............................................................               8              6
                                                                                                 -------         ------
TOTAL ACCUMULATED OTHER ADJUSTMENTS TO STOCKHOLDERS' EQUITY.............................              48             (4)
                                                                                                 -------         ------

DEFERRED COMPENSATION
   Balance, beginning of period.........................................................             (79)           (58)
   Awards granted, net..................................................................             (42)           (40)
   Amortization of deferred compensation................................................              18              9
   Other................................................................................              (6)             1
                                                                                                 -------         ------
   Balance, end of period...............................................................            (109)           (88)
                                                                                                 -------         ------

TREASURY STOCK
   Balance, beginning of period.........................................................          (1,938)          (326)
   Purchase of common stock.............................................................            (229)          (450)
   Conversion of preferred stock........................................................               -            292
   Issuance of stock....................................................................              65             81
                                                                                                 -------         ------
   Balance, end of period...............................................................          (2,102)          (403)
                                                                                                 -------         ------

Total Stockholders' Equity, end of period...............................................         $ 8,006         $8,785
                                                                                                 =======         ======

TOTAL NET INCOME AND ACCUMULATED OTHER ADJUSTMENTS TO STOCKHOLDERS' EQUITY..............         $   376         $  331
                                                                                                 =======         ======
-------------------------------------------------------------------------------------------------------------------------

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

--------------------------------------------------------------------------------------------------------------------------

Three Months Ended March 31
(In millions)                                                                                          1998           1997
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income..................................................................................        $   383        $   380
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
   Depreciation and amortization............................................................             47             61
   Provision for credit losses..............................................................            179            187
   Equity securities gains..................................................................            (58)           (54)
   Net (increase) in net derivative product balances........................................           (174)            (9)
   Net (increase) decrease in trading assets................................................            358           (455)
   Net (increase) decrease in loans held for sale...........................................            735            (32)
   Net (increase) decrease in accrued income receivable.....................................            (20)            14
   Net increase (decrease) in accrued expenses payable......................................            (19)            27
   Net (increase) decrease in other assets..................................................            (32)             9
   Other noncash adjustments................................................................             81            (20)
                                                                                                    -------        -------
   Total adjustments........................................................................          1,097           (272)

Net cash provided by operating activities...................................................          1,480            108
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES

Net (increase) decrease in federal funds sold and securities under resale agreements........            766         (2,438)
Purchase of investment securities--available-for-sale.......................................         (4,821)        (2,448)
Purchase of equity securities--fair value...................................................            (42)           (19)
Proceeds from maturities of debt securities--available-for-sale.............................            516            223
Proceeds from sales of investment securities--available-for-sale............................          1,979          1,794
Proceeds from sales of equity securities--fair value........................................            111             86
Net (increase) in loans.....................................................................         (1,854)          (299)
Loan recoveries.............................................................................             55             38
Net proceeds from sales of assets held for accelerated disposition..........................              2              1
Purchases of premises and equipment.........................................................            (86)           (49)
Proceeds from sales of premises and equipment...............................................             22              4
                                                                                                    -------        -------

Net cash (used in) investing activities.....................................................         (3,352)        (3,107)
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

Net increase (decrease) in deposits.........................................................           (345)         1,294
Net increase in federal funds purchased and securities under repurchase agreements..........            904          1,797
Net increase in other short-term borrowings.................................................            748            945
Proceeds from issuance of long-term debt....................................................          5,731            828
Repayment of long-term debt.................................................................         (5,529)          (669)
Net increase (decrease) in other liabilities................................................           (335)           109
Dividends paid..............................................................................           (129)          (121)
Proceeds from issuance of common and treasury stock.........................................              -              2
Repurchase of common stock..................................................................           (229)          (450)
                                                                                                    -------        -------
Net cash provided by financing activities...................................................            816          3,735
--------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS................................             (1)           (64)
--------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........................................         (1,057)           672

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............................................         14,127         13,297
                                                                                                    -------        -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD..................................................        $13,070        $13,969
                                                                                                    =======        =======
--------------------------------------------------------------------------------------------------------------------------

For purposes of this statement, cash and cash equivalents consist of cash and due from banks, whether interest-bearing or not. In the first three months of 1997, $154 million of the Corporation's 5 3/4% Cumulative Convertible Preferred Stock, Series B, was converted into common stock; such issuance was redeemed in April, 1997.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1
------

The consolidated financial statements for the Corporation, including its subsidiaries, have been prepared in conformity with generally accepted accounting principles. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Although the interim amounts are unaudited, they do reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods. All such adjustments are of a normal, recurring nature. Because the results from commercial banking operations are so closely related and responsive to changes in economic conditions, fiscal policy and monetary policy, and because the results for the investment security and trading portfolios are largely market-driven, the results for any interim period are not necessarily indicative of the results that can be expected for the entire year.

Note 2
------

In December 1997, the Corporation adopted SFAS No. 128 "Earnings Per Share", as required, and all prior periods presented were restated. Basic EPS is computed by dividing income available to common stockholders by the average number of common shares outstanding for the period. The Statement also requires presentation of EPS assuming full dilution. The diluted EPS calculation includes net shares that may be issued under the Employee Stock Purchase and Savings Plan, outstanding stock options, and common shares that would result from the conversion of convertible preferred stock. In the diluted calculation, income available to common stockholders is not reduced by preferred stock dividend requirements related to convertible preferred stock, since such dividends would not be paid if the preferred stock were converted to common stock.

----------------------------------------------------------------------------------------------------------------
                                                                                         Three Months Ended
                                                                                              March 31
(In millions)                                                                          1998              1997
----------------------------------------------------------------------------------------------------------------
Basic
  Net income...................................................................      $    383          $    380
  Preferred stock dividends....................................................            (2)               (7)
                                                                                     --------          --------
  Net income attributable to common stockholders' equity.......................      $    381          $    373
                                                                                     ========          ========
Diluted
  Net income...................................................................      $    383          $    380
  Preferred stock dividends, excluding convertible Series B, where
   applicable..................................................................            (2)               (5)
                                                                                     --------          --------
  Diluted income available to common stockholders..............................      $    381          $    375
                                                                                     ========          ========

(In thousands, except per-share amounts)

Average shares outstanding.....................................................       288,126           312,124
Dilutive Shares
  Employee Stock Purchase and Savings Plan.....................................         1,266               735
  Stock options................................................................         3,647             3,675
  Convertible preferred stock..................................................             -             4,259
                                                                                     --------          --------

Average shares outstanding assuming full dilution..............................       293,039           320,793
                                                                                     ========          ========

  Basic........................................................................      $   1.32             $1.19
                                                                                     ========          ========

  Diluted......................................................................      $   1.30             $1.17
                                                                                     ========          ========
---------------------------------------------------------------------------------------------------------------

Note 3
------

At March 31, 1998, credit card receivables aggregated $9.0 billion. These receivables are available for sale through credit card securitization programs.

Note 4
------

The Corporation adopted SFAS No. 130, "Reporting Comprehensive Income," on January 1, 1998. The Statement defines comprehensive income as including net income and certain other items that affect stockholders' equity. The other items include "fair value adjustment on investment securities available for sale" and "accumulated translation adjustment," which are reported in "Accumulated other adjustments to stockholders' equity" on the Corporation's Consolidated Balance Sheet. The Corporation has elected to disclose these items in its Consolidated Statement of Stockholders' Equity. Since the Statement solely relates to display and disclosure requirements, it has no effect on the Corporation's financial results.

Note 5
------

Nonperforming loans are generally identified as "impaired loans." At March 31, 1998, the recorded investment in loans considered impaired was $352 million, which required a related allowance for credit losses of $47 million. Substantially all of the $352 million in impaired loans required the establishment of an allocated reserve. The average recorded investment in impaired loans was approximately $347 million for the quarter ended March 31, 1998. The Corporation recognized interest income of $5 million associated with impaired loans during the quarter.

Note 6
------

Derivative financial instruments used in trading activities are valued at estimated fair value. Such instruments include swaps, forwards, spot, futures, options, caps, floors and forward rate agreements in the interest rate, foreign exchange, equity and commodity markets. The estimated fair values are based on quoted market prices or pricing and valuation models on a present value basis using current market information. Realized and unrealized gains and losses are included in noninterest income as combined trading profits. Where appropriate, compensation for credit risk and ongoing servicing is deferred and recorded as income over the terms of the derivative financial instruments.

Derivative financial instruments used in ALM activities, principally interest rate swaps, are required to meet specific criteria. Such interest rate swaps: are designated as ALM derivatives; are linked to and adjust the interest rate sensitivity of a specific asset, liability, firm commitment, or anticipated transaction or a specific pool of transactions with similar risk characteristics; and are effective in reducing the Corporation's structural interest rate risk at inception. Interest rate swaps that do not meet these criteria are designated as derivatives used in trading activities and are accounted for at estimated fair value.

Income or expense on most ALM derivatives used to manage interest rate exposure is recorded on an accrual basis, as an adjustment to the yield of the linked exposures over the periods covered by the contracts. This matches the income recognition treatment of that exposure, generally assets or liabilities carried at historical cost, which are recorded on an accrual basis. If an interest rate swap is terminated early, any resulting gain or loss is deferred and amortized as an adjustment of the yield on the linked interest rate exposure position over the remaining periods originally covered by the terminated swap. If all or part of a linked position is terminated, e.g., a linked asset is sold or prepaid, or if the amount of an anticipated transaction is likely to be less than originally expected, the related pro rata portion of any unrecognized gain or loss on the swap is recognized in earnings at that time, and the related pro rata portion of the swap is subsequently accounted for at estimated fair value.

Purchased option, cap and floor contracts are reported in derivative product assets, and written option, cap and floor contracts are reported in derivative product liabilities. For other derivative financial instruments, an unrealized gain is reported in derivative product assets, and an unrealized loss is reported in derivative product liabilities. However, fair value amounts recognized for derivative financial instruments executed with the same counterparty under a legally enforceable master netting arrangement are reported on a net basis. Cash flows from derivative financial instruments are reported net as operating activities.

Note 7
------

The ratio of income to fixed charges for the three months ended March 31, 1998, excluding interest on deposits, was 2.2x, and including interest on deposits, was 1.6x. The ratio has been computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, excluding or including interest on deposits.

Note 8
------

On April 10, 1998, First Chicago NBD Corporation (the "Corporation" or "FCNBD") and BANC ONE CORPORATION ("ONE") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which, subject to the conditions and upon the terms stated therein, the Corporation and ONE will each merge into a new company ("Newco") organized to effect the merger (such mergers, collectively, the "Merger"). Newco will be renamed BANC ONE CORPORATION ("BANC ONE").

It is anticipated that the merger will be accounted for as a pooling-of-interests and that it will be consummated during the fourth quarter of 1998, pending necessary approvals of stockholders of the Corporation and ONE, regulatory approvals, and other customary conditions of closing. First Chicago NBD's stock repurchase program has been rescinded.

In accordance with the Agreement, each share of the common stock, without par value, of ONE ("ONE Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") will at the Effective Time be converted into one share of the common stock, without par value, of Newco ("Newco Common Stock"), and each share of the common stock, par value $1.00 per share, of the Corporation ("FCN Common Stock") outstanding immediately prior to the Effective Time will at the Effective Time be converted into the right to receive 1.62 shares of Newco Common Stock. In addition, each share of the Corporation's Preferred Stock with Cumulative and Adjustable Dividends, Series B, and Preferred Stock with Cumulative and Adjustable Dividends, Series C, in each case outstanding immediately prior to the Effective Time, will be converted into the right to receive one share of a series of corresponding preferred stock of Newco with substantially the same terms.

Note 9
------

The Corporation and certain of its subsidiaries are defendants in various lawsuits, including certain class actions, arising out of the normal course of business, and the Corporation has received certain tax deficiency assessments. Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, also are the subject of numerous examinations and reviews by such authorities, the Corporation is and will, from time to time, normally be engaged in various disagreements with regulators, related primarily to banking matters. In the opinion of management and the Corporation's general counsel, the ultimate resolution of the matters referred to in this note will not have a material effect on the consolidated financial statements.